                     MEDAPHIS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)

                                                              QUARTERLY PERIOD ENDING
                                          ---------------------------------------------------------------
                                          MARCH 31,   JUNE 30,   SEPTEMBER 30,   DECEMBER 31,   MARCH 31,
                                            1995        1995         1995            1995         1996
                                          ---------   --------   -------------   ------------   ---------
Revenue.................................  $ 133,093   $141,286     $ 140,752       $149,172     $ 163,627
                                          ---------   --------   -------------   ------------   ---------
Salaries and wages......................     76,138     79,349        82,625         85,713        90,565
Other operating expenses................     30,498     37,585        36,673         34,110        39,354
Depreciation............................      3,397      3,718         3,548          3,824         4,951
Amortization............................      4,278      4,484         4,606          4,039         4,909
Interest expense, net...................      3,947      2,222         2,318          1,575         2,105
Restructuring and other charges.........     31,750         --        14,000          9,200           150
                                          ---------   --------   -------------   ------------   ---------
          Total expenses................    150,008    127,358       143,770        138,461       142,034
                                          ---------   --------   -------------   ------------   ---------
Income (loss) before income taxes.......    (16,915)    13,928        (3,018)        10,711        21,593
Income taxes............................     (8,932)     6,362            70          7,703         8,868
                                          ---------   --------   -------------   ------------   ---------
          Net income (loss).............     (7,983)     7,566        (3,088)         3,008        12,725
Pro forma adjustments, principally
  income taxes..........................     (3,874)      (340)          365            966           354
                                          ---------   --------   -------------   ------------   ---------
Pro forma net income (loss).............  $ (11,857)  $  7,226     $  (2,723)      $  3,974     $  13,079
                                           ========   ========    ==========     ==========      ========
Pro forma income (loss) per common
  share.................................  $   (0.23)  $   0.10     $   (0.05)      $   0.06     $    0.17
                                           ========   ========    ==========     ==========      ========
Weighted average shares outstanding.....     50,932     69,053        57,696         70,140        75,704
                                           ========   ========    ==========     ==========      ========

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Note: The accompanying unaudited supplemental statements of income (loss) are included for informational purposes only. Accordingly, for further information, the reader of this exhibit may wish to refer to the audited supplemental consolidated financial statements of the Company for the three years in the period ended December 31, 1995 which are incorporated herein by reference and the unaudited consolidated financial statements of the Company for the three month period ended March 31, 1996 included in the Company's Quarterly Report on form 10-Q for the quarter ended March 31, 1996 which is incorporated herein by reference.